UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Global Business Travel Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices, with zip code)

(646) 344-1290
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 29, 2026 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of May 2, 2026 (the “Merger Agreement”), by and among Global Business Travel Group, Inc., a Delaware corporation (the “Company”), Gaia Purchaser, Inc., a Delaware corporation (“Parent”), and Gaia Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Merger became effective at the time of the filing of the certificate of merger with the Secretary of State of the State of Delaware on the Closing Date (the “Effective Time”). All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, concurrently with the closing of the Merger, Gaia MidCo Purchaser, Inc., a Delaware corporation and an indirect parent of the Company (“Holdings”), as holdings, and Parent, as the parent borrower, entered into that certain Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, the lenders from time to time party thereto and the subsidiary borrowers from time to time party thereto (the “Credit Agreement”), which provides for (a) a senior secured first-lien term loan facility in an aggregate principal amount of $1,500,000,000 (which was fully drawn on the Closing Date) and (b) a senior secured first-lien revolving credit facility in an aggregate principal amount of $250,000,000 (which was not drawn on the Closing Date). The obligations under the Credit Agreement are guaranteed by Holdings and certain subsidiaries of Parent (including, on the Closing Date, the Company and certain of its subsidiaries) and are secured on a first-priority basis by substantially all assets of the borrowers and the guarantors, in each case, subject to certain exclusions and exceptions. The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company and its subsidiaries repaid all loans and terminated all credit commitments outstanding under the Amended and Restated Credit Agreement, dated as of July 26, 2024 (as amended by Amendment No. 1, dated as of February 4, 2025, and by Amendment No. 2, dated as of January 21, 2026), among the Company, GBT US III LLC, as initial borrower, the additional borrowers from time to time party thereto, the lenders and letter of credit issuers from time to time party thereto and Morgan Stanley Senior Funding, Inc., as the administrative agent and as the collateral agent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note and in items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each share of the Company’s Class A common stock, par value $0.0001 per share (“Company Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than shares of Company Common Stock that were held by the Company as treasury stock, owned by Parent or Merger Sub, unvested pursuant to a side letter with the Company, pursuant to which appraisal rights had been properly exercised and perfected (and not withdrawn or lost) in accordance with Section 262 of the DGCL and, if applicable, any shares of Company Common Stock held by any direct or indirect wholly owned subsidiary of Parent (other than Merger Sub) or of the Company that are converted in the manner set forth in the Merger Agreement) were automatically canceled, extinguished and converted into the right to receive cash in an amount equal to $9.50 without interest thereon (the “Per Share Price”).

Treatment of Company Equity Awards

Company Options

At the Effective Time, each option to purchase shares of Company Common Stock (a “Company Option”) with an exercise price per share of Company Common Stock that was less than the Per Share Price (each such Company Option, an “In-the-Money Company Option”) that was outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the number of shares of Company Common Stock subject to such In-the-Money Company Option as of immediately prior to the Effective Time and (b) the excess of the Per Share Price over the exercise price per share of such In-the-Money Company Option.

At the Effective Time, each Company Option that was not an In-the-Money Company Option that was outstanding as of immediately prior to the Effective Time was automatically canceled without any cash payment or other consideration being made in respect thereof.

Company RSUs

Each award of restricted stock units of the Company (a “Company RSU”) that was outstanding as of immediately prior to the Effective Time was, as of immediately prior to the Effective Time, automatically canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the total number of shares of Company Common Stock subject to such Company RSU as of immediately prior to the Effective Time.

Company PSUs

Each award of performance stock units of the Company (each, a “Company PSU”) that was outstanding as of immediately prior to the Effective Time was, as of immediately prior to the Effective Time, automatically canceled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (a) the Per Share Price and (b) the greater of (i) the target number of shares of Company Common Stock subject to such Company PSU as of immediately prior to the Effective Time and (ii) the number of shares of Company Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement as of immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 4, 2026, and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Prior to the Effective Time, Company Common Stock was listed and traded on The New York Stock Exchange (“NYSE”) under the trading symbol “GBTG.” In connection with the completion of the Merger, the Company notified NYSE that the Merger had been consummated and requested that NYSE suspend trading of the Company Common Stock on NYSE prior to the opening of trading on the Closing Date. The Company also requested that NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of the removal from listing on Form 25 with respect to the delisting of Company Common Stock and the deregistration of Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company intends to file with the SEC a Form 15 requesting the termination of registration of the shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Company Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Effective as of the Effective Time, in connection with the consummation of the Merger, each member of the Company’s board of directors resigned from and ceased serving on the Company’s board of directors and any committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company as the surviving corporation in the Merger was amended and restated in its entirety to read as set forth in the form attached hereto as Exhibit 3.1, and the bylaws of the Company were amended and restated in their entirety to read as set forth in the form attached hereto as Exhibit 3.2.

The amended and restated certificate of incorporation and amended and restated bylaws of the Company in each case, is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On the Closing Date, the Company and Long Lake Management issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated as of May 2, 2026, by and among Global Business Travel Group, Inc., Gaia Purchaser, Inc., and Gaia Merger Sub, Inc., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2026.

3.1	Amended and Restated Certificate of Incorporation of Global Business Travel Group, Inc.

3.2	Amended and Restated Bylaws of Global Business Travel Group, Inc.

99.1	Joint Press Release issued by the Company and Long Lake Management dated September 29, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

	By:	/s/ Eric J. Bock

Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: September 29, 2026